UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

BORDERFREE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36359	52-2216062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
292 Madison Avenue, 5th Floor
New York, New York 10017
(212) 299-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 30, 2015, Borderfree, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following Proposals 1 and 2 were approved by the Company’s stockholders. No other business was brought before the Annual Meeting. The Proposals are described in detail in the Company’s definitive proxy statement for its 2015 annual meeting of stockholders filed with the Securities and Exchange Commission on March 20, 2015. The voting results for the Annual Meeting are set forth below. According to the inspector of elections, the stockholders present in person or by proxy represented 29,176,928 shares of common stock (each entitled to one vote per share).

a.
Proposal 1. The stockholders elected each of the directors listed below to hold office for a term ending in 2018, or until his successor has been duly elected and qualified. The voting results for this Proposal 1 were as follows:

Nominee	For	Withheld	Broker Non-Vote

George H. Spencer, III	23,421,940	75,134	5,679,854
Daniel T. Ciporin	23,422,269	74,805	5,679,854
Stephen J. Getsy	23,421,960	75,114	5,679,854

b.
Proposal 2. The stockholders ratified the appointment of PricewaterhouseCoopers LLP, as our independent auditors for the year ending December 31, 2015. The voting results for Proposal 2 were as follows:

For	Against	Abstain

29,091,050	85,878	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORDERFREE, INC.

Date:	May 5, 2015
By:	/s/ Edwin A. Neumann
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)